NEWS RELEASE

GOLDEN QUEEN ANNOUNCES THAT THE SOLEDAD MOUNTAIN JOINT VENTURE
DOCUMENTS HAVE BEEN FILED

June 12, 2014 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or "Golden Queen”) announces further to its news release dated June 9, that it has filed a copy of the transaction agreement entered into with Gauss Holdings LLC, Auvergne LLC and others with the Securities And Exchange Commission (“SEC”) as an exhibit to a Form 8-K filed on June 12, a copy of which is also available at www.sedar.com.

The Company also wishes to clarify information on the anticipated rights offering discussed in the June 9 news release. Gauss Holdings LLC and Auvergne LLC have provided a full backstop, up to an aggregate amount of US$45 million, for a rights offering by the Company. However, the Company intends to conduct a full review of all available financing alternatives, and as a result, the size of a possible rights offering (if any) is not known at this time. The use of proceeds of any financing will include funding the Company’s additional investment in GQ California in order to maintain its 50% joint venture interest. The price per share that may be acquired upon the exercise of rights will be determined at a future date.

The Company will announce a date for a special meeting of shareholders to be held to approve the transaction with Gauss Holdings LLC and Auvergne LLC in the near future. Pursuant to stock exchange requirements, the transaction must be approved by a majority of shareholders voting at the meeting, excluding the votes of Company insiders participating in the transaction. Certain members of the Clay family who are investors in Auvergne LLC, representing approximately 27% of the Company’s issued and outstanding shares, will not be eligible to vote at the meeting.

A recording of the conference call held on Monday, June 8, 2014 at 11am EDT, at which the transaction with Gauss Holdings LLC and Auvergne LLC was described, has been made available on the Company’s website at www.goldenqueen.com.

About Golden Queen Mining Co. Ltd:

The Company is developing a gold-silver, open pit, heap leach operation on its fully-permitted Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California. The Project will use conventional open pit mining methods and the cyanide heap leach and Merrill-Crowe processes to recover gold and silver from crushed, agglomerated ore.

For further information regarding this news release please contact:

Lutz Klingmann, President & CEO
Telephone: (604) 921-7570
Email: lklingmann@goldenqueen.com

Caution With Respect To Forward-looking Statements: The information in this news release includes certain “forward-looking statements”. All statements in this news release, other than statements of historical fact, including, without limitation, plans for and intentions with respect to construction and other development activities on the Soledad Mountain Project, and future mining operations on the Project, are forward-looking statements. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from statements in this news release regarding our intentions include the uncertainties involving the availability of project financing in the debt and capital markets; risks of construction and mining such as accidents, equipment breakdowns, non-compliance with environmental and permit requirements, and other risks and uncertainties disclosed in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, should not to put undue reliance on forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently construction and mining such as accidents, equipment breakdowns, non-compliance with environmental and permit requirements, and other risks and uncertainties disclosed in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, should not to put undue reliance on forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made.

Additional Information and Where to Find It

In connection with Golden Queen’s solicitation of proxies in regards to the meeting of shareholders of Golden Queen to be called with respect to the transaction, Golden Queen will file a proxy statement with the United States Securities and Exchange Commission (the “SEC”) in June 2014.

SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. The proxy statement and other relevant documents will also be filed with certain Canadian securities regulators and available free-of-charge at www.sedar.com. Shareholders of Golden Queen will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by email to Brenda Dayton at bdayton@goldenqueen.com, by telephone to (604) 921-7570 or by mail to Golden Queen Mining Co. Ltd, 6411 Imperial Ave., West Vancouver, BC, Canada, V7W 2J5.

Golden Queen and its directors and executive officers will be participants in the solicitation of proxies from the shareholders of Golden Queen. Information about the directors and executive officers of Golden Queen, including their shareholdings in Golden Queen, is set forth in the proxy statement for Golden Queen’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2014. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

The securities to be offered pursuant the Backstop Agreement, if any, have not been and will not upon issuance, be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or any applicable securities laws of any state of the United States and may not be offered or sold absent such registration or an available exemption from such registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.